Exhibit 99.3

EXECUTION

Confidential

VOTING AND Support AGREEMENT

This Voting and Support Agreement (this “Agreement”) is made and entered into as of May 24, 2021, by and among FP Acquisition Parent, LLC, a Delaware limited liability company (“Parent”), and the undersigned stockholder (the “Stockholder”) of MMA Capital Holdings, Inc., a Delaware corporation (the “Company”).

RECITALS

A.       Concurrently with the execution and delivery of this Agreement, Parent, FP Acquisition Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of Parent (“Merger Sub”), and the Company, are entering into an Agreement and Plan of Merger (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”) that, among other things and subject to the terms and conditions set forth therein, provides for the merger of Merger Sub with and into the Company, with Merger Sub being the surviving entity in such merger (the “Merger”).

B.       As of the date hereof, the Stockholder is the record and/or “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of the number of shares of common stock, no par value, of the Company (the “Common Stock”) set forth on Schedule A hereto, being all of the shares of Common Stock owned of record or beneficially by the Stockholder as of the date hereof ( the “Owned Shares”, and the Owned Shares together with any additional shares of Common Stock that the Stockholder may acquire record and/or beneficial ownership of after the date hereof, the Stockholder’s “Covered Shares”).

C.       As an inducement and condition for Parent and Merger Sub to enter into the Merger Agreement, the Stockholder has agreed to enter into this Agreement with respect to the Stockholder’s Covered Shares.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.                  Definitions. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement. When used in this Agreement, the following terms shall have the meanings assigned to them in this Section 1.

“Affiliate” shall mean, with respect to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person; provided that the Company shall not be deemed an Affiliate of the Stockholder. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, through one or more intermediaries, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

“Expiration Time” shall mean the earlier to occur of (a) the Effective Time and (b) such date and time as the Merger Agreement shall be validly terminated pursuant to Article VIII thereof.

“Transfer” shall mean (a) any direct or indirect offer, sale, assignment, encumbrance, pledge, hypothecation, disposition, loan or other transfer (by operation of law or otherwise), either voluntary or involuntary, or entry into any option or other Contract, arrangement or understanding with respect to any offer, sale, assignment, encumbrance, pledge, hypothecation, disposition, loan or other transfer (by operation of law or otherwise), of any Covered Shares or any interest in any Covered Shares (in each case other than this Agreement), (b) the deposit of such Covered Shares into a voting trust, the entry into a voting agreement or arrangement (other than this Agreement) with respect to such Covered Shares or the grant of any proxy or power of attorney (other than this Agreement) with respect to such Covered Shares, (c) entry into any hedge, swap or other transaction or Contract which is designed to (or is reasonably expected to lead to or result in) a transfer of the economic consequences of ownership of any Covered Shares, whether any such transaction is to be settled by delivery of Covered Shares, in cash or otherwise or (d) any Contract or commitment (whether or not in writing) to take any of the actions referred to in the foregoing clauses (a), (b) or (c) above.

2.             Agreement to Not Transfer the Covered Shares.

2.1              No Transfer of Covered Shares. Until the Expiration Time, the Stockholder agrees not to Transfer or cause or permit the Transfer of any of the Stockholder’s Covered Shares, other than with the prior written consent of Parent (to be granted or withheld in Parent’s sole discretion). Any Transfer or attempted Transfer of any Covered Shares in violation of this Section 2.1 shall be null and void and of no effect whatsoever; provided, however, that the Stockholder may Transfer any such Covered Shares to (i) any other stockholder of the Company who has entered an agreement substantially in the form of this Agreement or any Affiliate of the Stockholder, (ii) any family member (including a trust for such family member’s benefit) of the Stockholder or (iii) any charitable foundation or organization, in each case of subclauses (i), (ii) and (iii), only if the transferee of such Covered Shares evidences in a writing reasonably satisfactory to Parent such transferee’s agreement to be bound by and subject to the terms and provisions hereof to the same effect as such transferring Stockholder.

2.2              Update of Beneficial Ownership Information. Promptly following the written request of Parent, or upon the Stockholder’s or any of its Affiliates’ acquisition of beneficial (as defined in Rule 13d-3 under the Exchange Act) or record ownership of additional shares of Common Stock after the date hereof, the Stockholder will send to Parent a written notice setting forth the number of Covered Shares beneficially owned by the Stockholder or any of its Affiliates and indicating the capacity in which such Covered Shares are owned. The Stockholder agrees to cause any of its Affiliates that acquires any shares of Common Stock on or after the date hereof to execute an agreement in a form reasonably acceptable to Parent to be bound with respect to this Agreement with respect to such shares to the same extent such shares would be subject to this Agreement had they been acquired by the Stockholder.

3.            Agreement to Vote the Covered Shares.

3.1              Until the Expiration Time, at every meeting of the Company’s stockholders at which any of the following matters are to be voted on (and at every adjournment or postponement thereof), and on any action or approval of Company’s stockholders by written consent with respect to any of the following matters, the Stockholder shall vote (including via proxy) all of the Stockholder’s Covered Shares (or cause the holder of record on any applicable record date to vote (including via proxy) all of the Stockholder’s Covered Shares):

(a)               in favor of the adoption of the Merger Agreement and the approval of the Merger and the other transactions contemplated by the Merger Agreement; and

(b)               against (i) any action or agreement that would reasonably be expected to result in a breach of the Merger Agreement or result in any condition set forth in Article VII of the Merger Agreement not being satisfied on a timely basis, (ii) any Company Acquisition Proposal, or any other proposal made in opposition to, in competition with, or inconsistent with the Merger Agreement, the Merger or the transactions contemplated by the Merger Agreement and (iii) any other action, agreement, transaction, proposal or other matter that is intended to or which would reasonably be expected to impede, delay, postpone, interfere with or adversely affect the consummation of the Merger and the other transactions contemplated by the Merger Agreement.

3.2              Until the Expiration Time, at every meeting of the Company’s stockholders (and at every adjournment or postponement thereof), the Stockholder shall be represented in person or by proxy at such meeting (or cause the holders of record on any applicable record date to be represented in person or by proxy at such meeting) in order for the Covered Shares to be counted as present for purposes of establishing a quorum.

3.3              The Stockholder shall execute and deliver (or cause the holders of record to execute and deliver), at least 10 business days prior to the meeting at which any of the matters described in Section 3.1 is to be considered, any proxy card or voting instructions it receives that is sent to stockholders of the Company soliciting proxies with respect to any matter described in Section 3.1, which shall be voted in the manner described in Section 3.1.

3.4              Notwithstanding anything to the contrary in this Agreement, if at any time following the date hereof and prior to the Expiration Time a Governmental Authority enters an order restraining, enjoining or otherwise prohibiting the Stockholder or its Affiliates from taking any action pursuant to Section 3.1, Section 3.2 or Section 3.3 of this Agreement, then (i) the obligations of the Stockholder set forth in Section 3.1, Section 3.2 or Section 3.3 of this Agreement shall be of no force and effect for so long as such order is in effect solely to the extent such order restrains, enjoins or otherwise prohibits the Stockholder from taking any such action, and (ii) the Stockholder shall cause the Covered Shares to not be represented in person or by proxy at any meeting at which a vote of the Stockholder on the Merger Agreement or the transactions contemplated thereby is sought or requested.

3.5              The Stockholder hereby represents, covenants and agrees that, except as contemplated by this Agreement, the Stockholder (a) has not entered into, and shall not enter into at any time prior to the Expiration Time, any voting agreement or voting trust with respect to any Covered Shares and (b) has not granted, and shall not grant at any time prior to the Expiration Time, a proxy or power of attorney with respect to any Covered Shares, in either case, which is inconsistent with the Stockholder’s obligations pursuant to this Agreement.

4.             Waiver of Appraisal Rights. The Stockholder hereby irrevocably waives all appraisal rights under Section 262 of the DGCL with respect to all of the Stockholder’s Covered Shares owned (beneficially or of record) by the Stockholder.

5.            No Solicitation.

5.1              From and after the Solicitation Period End Time or, with respect to any Excluded Party, from and after the time that such Person ceases to be an Excluded Party, until the Expiration Time, the Stockholder (solely in the capacity as a stockholder of the Company) shall not, and the Stockholder (solely in the capacity as a stockholder of the Company) shall cause its Representatives not to, directly or indirectly, take any of the actions set forth in clauses (A) through (D) of the first sentence of Section 6.4(a)(i) of the Merger Agreement. From and after the Solicitation Period End Time, or, with respect to any Excluded Party, from and after the time that such Person ceases to be an Excluded Party, the Stockholder (solely in the capacity as a stockholder of the Company) shall, and shall cause its Representatives to, immediately cease and cause to be terminated any activities, discussions or negotiations being conducted with any persons other than Parent with respect to any Company Acquisition Proposal. In addition, the Stockholder (solely in the capacity as a stockholder of the Company) agrees to be subject to Section 6.4 of the Merger Agreement as if it were the “Company” thereunder (including with respect to the obligations to notify Parent promptly, and in any event within 24 hours of receipt, in writing of any Company Acquisition Proposal or any inquiry with respect to, or that would reasonably be expected to lead to, any Company Acquisition Proposal and to keep Parent reasonably informed in all material respects of any material developments with respect to any such Company Acquisition Proposal (and subsequent amendments and modifications thereto) and to deliver copies of any documents (including revised or newly received documents) received by the Company or its Representatives from any such offeror or its Representatives to Parent, in each case, as promptly as reasonably practicable (and in any event no later than 24 hours of receipt, provision or occurrence thereof)).

5.2              Notwithstanding the foregoing, from and after the Solicitation Period End Time until the Expiration Time and if the Company is permitted, pursuant to Section 6.4(a)(ii) of the Merger Agreement, to have discussions or negotiations with an Excluded Party or in response to a Company Acquisition Proposal that did not result from a breach of Section 6.4 of the Merger Agreement, the Stockholder and its Representatives shall be permitted to participate in such discussions or negotiations with such person making such Company Acquisition Proposal, to the same extent as the Company is permitted to do so under Section 6.4(a)(ii) of the Merger Agreement, subject to compliance by the Stockholder with the last sentence of Section 5.1 above.

5.3              The Stockholder is permitted to engage in the activities permitted by Section 6.4(a)(i) of the Merger Agreement with any Person that is an Excluded Party so long as such Person remains an Excluded Party.

6.             No Legal Action. The Stockholder shall not bring, commence, institute, maintain, prosecute or voluntarily aid any claim, appeal, or proceeding which (a) challenges the validity of or seeks to enjoin the operation of any provision of this Agreement or (b) alleges that the execution and delivery of this Agreement by the Stockholder (or its performance hereunder solely in the capacity as a stockholder of the Company) breaches any fiduciary duty of the Company Board (or any member thereof) or any duty that the Stockholder has (or may be alleged to have) to the Company or to the other holders of the Common Stock.

7.            Fiduciary Duties. The Stockholder is entering into this Agreement solely in its capacity as the record holder or beneficial owner of the Stockholder’s Covered Shares. Nothing in this Agreement shall in any way limit or affect, or shall require the Stockholder to attempt to limit or affect, any actions taken by the Stockholder in his or her capacity as a director or officer of the Company or any of its Affiliates, or from complying with his or her fiduciary duties while acting in such capacity as a director or officer of the Company or any of its Affiliates.

8.            Notice of Certain Events. The Stockholder shall notify Parent in writing promptly of (a) any fact, event or circumstance that would cause, or reasonably be expected to cause or constitute, a breach of the representations and warranties of the Stockholder under this Agreement or (b) the receipt by the Stockholder of any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with this Agreement.

9.             Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to Parent that:

9.1              Due Authority. The Stockholder has the full power and capacity to make, enter into and carry out the terms of this Agreement and to grant the irrevocable proxy as set forth in Section 3.5 hereof. If the Stockholder is not a natural person, (a) the Stockholder is duly organized, validly existing and in good standing in accordance with the laws of its jurisdiction of formation, as applicable and (b) the execution and delivery of this Agreement, the performance of the Stockholder’s obligations hereunder, and the consummation of the transactions contemplated hereby have been validly authorized, and no other consents or authorizations are required to give effect to this Agreement or the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by the Stockholder and constitutes a valid and binding obligation of the Stockholder enforceable against it in accordance with its terms, except as enforcement may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, relating to creditors’ rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) (the foregoing subclauses (a) and (b), collectively, the “Enforceability Exceptions”) .

9.2              Ownership of the Covered Shares. (a) The Stockholder is, as of the date hereof, the beneficial or record owner of the Stockholder’s Covered Shares, free and clear of any and all Liens, other than those (i) created by this Agreement, (ii) as disclosed on Schedule A hereto, or (iii) arising under Applicable Law, and (b) the Stockholder has sole voting power over all of the Covered Shares beneficially owned by the Stockholder. The Stockholder has not entered into any agreement to Transfer any Covered Shares. As of the date hereof, the Stockholder does not own, beneficially or of record, any shares of Common Stock or other voting shares of the Company (or any securities convertible, exercisable or exchangeable for, or rights to purchase or acquire, any shares of Common Stock or other voting shares of the Company) other than the Owned Shares.

9.3              No Conflict; Consents.

(a)               The execution and delivery of this Agreement by the Stockholder does not, and the performance by the Stockholder of its obligations under this Agreement and the compliance by the Stockholder with any provisions hereof does not and will not: (a) conflict with or violate any laws applicable to the Stockholder, or (b) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the Covered Shares beneficially owned by the Stockholder pursuant to any Contract or obligation to which the Stockholder is a party or by which the Stockholder is subject, except for any of the foregoing as would not reasonably be expected to materially impair the ability of the Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

(b)               No consent, approval, order or authorization of, or registration, declaration or, except as required by the rules and regulations promulgated under the Exchange Act, filing with, any Governmental Authority or any other Person, is required by or with respect to the Stockholder in connection with the execution and delivery of this Agreement or the consummation by them of the transactions contemplated hereby.

9.4              Absence of Litigation. As of the date hereof, there is no legal action pending against, or, to the knowledge of the Stockholder, threatened against or affecting the Stockholder that would reasonably be expected to materially impair the ability of the Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

10.           Representations and Warranties of Parent. Parent hereby represents and warrants to the Stockholder that:

10.1          Due Authority. Parent has the full power and capacity to make, enter into and carry out the terms of this Agreement. Parent is duly organized, validly existing and in good standing in accordance with the laws of its jurisdiction of formation. The execution and delivery of this Agreement, the performance of Parent’s obligations hereunder, and the consummation of the transactions contemplated hereby has been validly authorized, and no other consents or authorizations are required to give effect to this Agreement or the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by Parent and constitutes a valid and binding obligation of Parent enforceable against it in accordance with its terms, except as enforcement may be limited by any of the Enforceability Exceptions.

10.2          No Conflict; Consents.

(a)               The execution and delivery of this Agreement by Parent does not, and the performance by Parent of its obligations under this Agreement and the compliance by Parent with the provisions hereof do not and will not: (a) conflict with or violate any Laws applicable to Parent, or (b) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, pursuant to any Contract or obligation to which Parent is a party or by which Parent is subject.

(b)               No consent, approval, order or authorization of, or registration, declaration or, except as required by the rules and regulations promulgated under the Exchange Act, filing with, any Governmental Authority or any other Person, is required by or with respect to Parent in connection with the execution and delivery of this Agreement or the consummation by Parent of the transactions contemplated hereby.

10.3          Absence of Litigation. As of the date hereof, there is no legal action pending against, or, to the knowledge of Parent, threatened against or affecting Parent that would reasonably be expected to materially impair the ability of Parent to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

11.           Miscellaneous.

11.1          No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to the Covered Shares. All rights, ownership and economic benefits of and relating to the Covered Shares shall remain vested in and belong to the Stockholder, and Parent shall have no authority to direct the Stockholder in the voting or disposition of any of the Covered Shares, except as otherwise provided herein or in the Merger Agreement.

11.2          Certain Adjustments. The Stockholder agrees that in the event that the Stockholder purchases or otherwise acquires record or beneficial ownership of, or the power to vote or direct the voting of, any additional Company Common Stock or other voting securities with respect to the Company (including in the event of a stock split, stock dividend or distribution, or any change in the Common Stock by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, exchange of shares or the like) prior to the Expiration Time, such shares, voting securities, stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction shall, without further action of the parties, be deemed “Common Stock” and “Covered Shares” and subject to the provisions of this Agreement. The Stockholder shall promptly notify Parent and the Company of any such event.

11.3          Amendments and Modifications. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by all of the parties hereto.

11.4          Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

11.5          Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be given and shall be deemed given upon receipt if delivered personally, emailed (delivery of which is confirmed by a non-automated response) or dispatched by a nationally recognized overnight courier service to the parties (delivery of which is confirmed) or by registered or certified mail (postage paid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice); provided, however that any notice received by email or otherwise at the addressee’s location on any business day after 5:00 p.m. (addressee’s local time) shall be deemed to have been received at 9:00 a.m. (addressee’s local time) on the next business day:

(i)       if to the Stockholder, to the address for notice set forth on Schedule A hereto, with a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019

Attn: Ross A. Fieldston

Email: rfieldston@paulweiss.com

(ii)       if to Parent, to:

FP Acquisition Parent, LLC

c/o Fundamental Advisors LP

745 Fifth Ave., 25th Floor

New York, NY 10151

Attn: Ryan Keane

Email: rkeane@fundamental.com

with a copy to:

Sidley Austin LLP

1999 Avenue of the Stars, 17th Floor

Los Angeles, CA 90067

Attention: David Grinberg; Payom Pirahesh

Email: dgrinberg@sidley.com; ppirahesh@sidley.com

(iii)       if to Company, to:

MMA Capital Holdings, Inc.

3600 O'Donnell Street, Suite 600

Baltimore, Maryland 21224

Attention: J.P. Grant

Email: jpgrant@grantcapitalmgmt.com

with a copy to:

King & Spalding LLP

1185 Avenue of the Americas, 34th Floor

New York, New York 10036

Attention: Tony Rothermel; Spencer Johnson; John Anderson

Email: trothermel@kslaw.com; csjohnson@kslaw.com; john.anderson@kslaw.com and to:

Gallagher Evelius & Jones LLP

218 N. Charles Street, Suite 400

Baltimore, Maryland 21201

Attention: Stephen A. Goldberg

Email: sgoldberg@gejlaw.com

11.6          Governing Law. This agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws of another jurisdiction that might otherwise govern under applicable principles of conflicts of laws thereof.

11.7          Consent to Jurisdiction; Venue.

(a)               Each of the parties irrevocably and unconditionally agrees that any Action arising out of or relating to this Agreement and the rights and obligations arising under this Agreement, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising under this Agreement brought by another party or its successors or assigns, shall be brought and determined exclusively in the Court of Chancery of the State of Delaware, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such Action, in the United States District Court for the District of Delaware. Each of the parties irrevocably submits with regard to any Action for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any Action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts. Each of the parties irrevocably and unconditionally waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any Action with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with this Section 11.7, (ii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by Applicable Law, any claim that (A) the Action in such court is brought in an inconvenient forum, (B) the venue of such Action is improper or (C) this Agreement, or the subject matter of this Agreement, may not be enforced in or by such courts. Each of the parties also agrees that any final, non-appealable judgment against a party in connection with any Action shall be conclusive and binding on such party and that such award or judgment may be enforced in any court of competent jurisdiction, either within or outside of the United States. A certified or exemplified copy of such award or judgment shall be conclusive evidence of the fact and amount of such award or judgment.

(b)               Each of the parties consents to service being made through the notice procedures set forth in Section 11.5 and agrees that service of any process, summons, notice or document by registered mail (return receipt requested and first-class postage prepaid) to the respective addresses set forth in Section 11.5 shall be effective service of process for any Action in connection with this Agreement or the transactions contemplated by this Agreement. Nothing in this Section 11.7 shall affect the right of any party to serve legal process in any other manner permitted by law.

11.8          WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

11.9          Documentation and Information. The Stockholder consents to and authorizes the publication and disclosure by Parent and the Company of the Stockholder’s identity and holding of the Covered Shares, and the terms of this Agreement (including, for the avoidance of doubt, the disclosure of this Agreement), in any press release, the Proxy Statement and any other disclosure document required by the Commission or other Applicable Law or in connection with the Merger Agreement, the Merger and the transactions contemplated by the Merger Agreement.

11.10      Further Assurances. The Stockholder agrees, from time to time, at the reasonable request of Parent and without further consideration, to execute and deliver such additional documents and take all such further action as may be reasonably required or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

11.11      Stop Transfer Instructions. At all times commencing with the execution and delivery of this Agreement and continuing until the Expiration Time, in furtherance of this Agreement, the Stockholder hereby authorizes the Company or its counsel to notify the Company’s transfer agent that there is a stop transfer order with respect to all of the Covered Shares (and that this Agreement places limits on the voting and transfer of the Covered Shares), subject to the provisions hereof and provided that any such stop transfer order and notice will immediately be withdrawn and terminated by the Company following the Expiration Time.

11.12      Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity.

11.13      Entire Agreement. This Agreement, including the Schedules hereto, constitutes the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to such subject matter. For the avoidance of doubt, nothing in this Agreement shall be deemed to amend, alter or modify, in any respect, any of the provisions of the Merger Agreement.

11.14      Reliance. The Stockholder understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance upon the Stockholder’s execution and delivery of this Agreement.

11.15      Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. Headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes”or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limiting the generality of the foregoing”. When used in this Agreement, the term “or” shall be construed in the inclusive sense of “and/or”. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns. The parties hereto agree that they have been represented by counsel during the negotiation, drafting, preparation and execution of this Agreement and, therefore, waive the application of any law or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

11.16      Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

11.17      Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

11.18      Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. Any counterpart to this Agreement, to the extent delivered by email in .pdf, .tif, .gif, .jpg or similar form or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery, as a defense to the formation of a contract, and each party forever waives any such defense, except to the extent such defense relates to the lack of authenticity.

11.19      Non-survival of Representations and Warranties. None of the representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Effective Time or the termination of this Agreement. This Section 11.19 shall not limit any covenant or agreement contained in this Agreement that by its terms is to be performed in whole or in part after the Effective Time or the termination of this Agreement.

11.20      Confidentiality. The Stockholder agrees (a) to hold any non-public information regarding this Agreement and the Merger in strict confidence and (b) except as required by Applicable Law not to divulge any such non-public information to any third Person.

11.21      Termination. This Agreement shall automatically terminate without further action by any of the parties hereto and shall have no further force or effect as of the Expiration Time; provided that the provisions of this Section 11 shall survive any such termination. Notwithstanding the foregoing, termination of this Agreement shall not prevent any party from seeking any remedies (at law or in equity) against any other party for that party’s breach of any of the terms of this Agreement prior to the date of termination.

[Signature page follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered on the date and year first above written.

PARENT:

FP ACQUISITION PARENT, LLC

By:	/S/ Laurence L. Gottlieb
Name: Laurence L. Gottlieb
Title: President

STOCKHOLDER:

HUNT CAPITAL HOLDINGS, LLC

By:	/S/ James C. Hunt
Name: James C. Hunt
Title: Chief Executive Officer